IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND


NEUBERGER BERMAN REAL                 :
ESTATE INCOME FUND, INC.,             :
Plaintiff                             :
                                      :
         v.                           :        Civil No. AMD 04-3056
                                      :
LOLA BROWN TRUST NO. 1B,              :
ERNEST HOREJSI TRUST NO. 1B,          :
BADLANDS TRUST COMPANY,               :
SUSAN L. CICIORA, LARRY J.            :
DUNLAP, and STEWART HOREJSI,          :
         Defendants                   :
                                   ..o0o...

                           DECLARATORY JUDGMENT ORDER

     For the reasons set forth in the foregoing  Memorandum  Opinion, it is this

22nd day of October, 2004, hereby ORDERED, DECLARED,  and DECREED

     That the  plaintiff's  adoption of the Rights  Agreement in response to the defendants'  tender offer does not conflict  with and is not  prohibited  by the

Investment Company Act of 1940, 15 U.S.C.ss. 80a-1 ET SEQ.



                                       /s/
                                       ----------------------------
                                       Andre M. Davis
                                       United States District Judge